Exhibit 10.1

EXECUTION COPY

REPURCHASE AGREEMENT

This Repurchase Agreement (the “Agreement”) is entered into as of this 20th day of October, 2026, by and between Banzai International, Inc., a Delaware corporation (the “Company”) and the Holder signatory hereto (the “Holder”), with reference to the following facts:

A.    On June 27, 2025, the Company and the Holder entered into that certain Securities Purchase Agreement, (as amended, supplemented or otherwise modified from time to time, the “Securities Purchase Agreement”), pursuant to which, among other things, the Company issued to the Holder: (i) a senior secured convertible note, dated August 12, 2026, (the “Existing Note”) and (ii) those certain warrants to purchase shares of Common Stock (as defined in the Securities Purchase Agreement), as described on Schedule A attached hereto (each an “Existing Warrant” as numbered on Schedule A and collectively, the “Existing Warrants”). Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Securities Purchase Agreement.

B.    The Company is contemplating a public offering of securities (including any securities issued or issuable in connection therewith, the “Public Offering Securities”), on such terms and conditions as may be determined by the Company (the “Public Offering”).

C.    In connection with the consummation of the Public Offering, the Company desires to repurchase (the “Repurchase Transaction”) the Existing Warrants, in cash, from the net proceeds of the Public Offering. This Agreement and such other documents and certificates related thereto are collectively referred to herein as the “Repurchase Documents”.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

1.	Repurchase of Existing Warrants; Participation Right.

1.1    Repurchase Transaction. On the Closing Date, the Company shall consummate the Repurchase Transaction by purchasing the Existing Warrants from the Holder for a cash amount equal to $1,500,000.00 (the “Warrant Repurchase Price”). The Warrant Repurchase Price shall be paid, in U.S. dollars and immediately available funds, by wire transfer in accordance with the wire instructions set forth on the signature page of the Holder attached hereto (or such other instructions delivered by the Holder to the Company in writing on or prior thereto). Upon payment of the Warrant Repurchase Price to the Holder in accordance herewith (such date of payment, the “Warrant Repayment Date”), the Existing Warrants shall be cancelled, extinguished in full and shall be of no further force or effect (the “Cancellations”). For the avoidance of doubt, the Existing Warrants shall include any warrants issued in replacement of, substitution for, or exchange for any Existing Warrant, and all rights arising from any adjustment thereto, including any adjustment to the exercise price or number of Warrant Shares resulting from any reverse stock split or other recapitalization occurring prior to the Warrant Repayment Date. Upon payment of the Warrant Repurchase Price, all such warrants and rights, including any accrued, contingent or future adjustment rights, shall be irrevocably cancelled and extinguished without further consideration.

1.2    Participation Right. Notwithstanding anything in Section 1.1 to the contrary, the Company shall not consummate the Public Offering unless the Company shall have first complied with this Section 1.2.

1.2.1    Between the time period of 4:00 pm (New York City time) and 5:00 pm (New York City time) on the Trading Day immediately prior to the Trading Day of the expected announcement of the Public Offering (or, if the Trading Day of the expected announcement of the Public Offering is the first Trading Day following a holiday or a weekend (including a holiday weekend), between the time period of 4:00 pm (New York City time) on the Trading Day immediately prior to such holiday or weekend and 2:00 pm (New York City time) on the day immediately prior to the Trading Day of the expected announcement of the Public Offering), the Company shall deliver to the Holder a written notice (each such notice, a “Pre-Notice”), which Pre-Notice shall not contain any information (including, without limitation, material, non-public information) other than: (A) if the proposed Offer Notice (as defined below) constitutes or contains material, non-public information, a statement asking whether the Holder is willing to accept material non-public information or (B) if the proposed Offer Notice does not constitute or contain material, non-public information, (x) a statement that the Company proposes or intends to effect the Public Offering, (y) a statement that the statement in clause (x) above does not constitute material, non-public information and (z) a statement informing the Holder that it is entitled to receive an Offer Notice (as defined below) with respect to the Public Offering upon its written request. Upon the written request of the Holder prior to 6:00 pm (New York City time) on the Trading Day in which such Pre-Notice is delivered to the Holder, and only upon a written request by the Holder, the Company shall promptly, but no later than 7:00 pm on the date of such request, deliver to the Holder an irrevocable written notice (the “Offer Notice”) of granting the Holder the right to participate in the Public Offering (the “Offer”) to acquire all, or any part, of the Available Amount (as defined below) of the securities being offered (the “Offered Securities”) in the Public Offering (the “Participation”) as elected by the Holder, which Offer Notice shall (A) identify and describe the Offered Securities, (B) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (C) identify the Persons (if known) to which or with which the Offered Securities are to be offered, issued, sold or exchanged and (D) offer to issue and sell securities to the Holder in an aggregate amount not less than $6 million (or such lesser amount as the Company, in its sole option, may specify in such Offer Notice (such minimum amount require for the Holder to participate in the Subsequent Placement, the “Minimum Required Amount”) in accordance with the terms of the Offer (the “Available Amount”).

1.2.2    To accept an Offer, in whole or in part, the Holder must deliver a written notice to the Company prior to 9:00 pm (New York City time) on the date on which the Offer Notice is delivered to the Holder (the “Offer Period”), setting forth the portion of the Holder’s Available Amount that the Holder elects to purchase (not less than the Minimum Required Amount) (in either case, the “Notice of Acceptance”). Notwithstanding the foregoing, if the Company desires to modify or amend the terms and conditions of the Offer prior to the expiration of the Offer Period, the Company may deliver to the Holder a new Offer Notice and the Offer Period shall expire on 6:30 am (New York City time) on the Trading Day following the date after the Holder’s receipt of such new Offer Notice.

1.2.3    The Company shall have five (5) Business Days from the expiration of the Offer Period above (A) to offer, issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the Holder and/or proposed to be sold in the Public Offering as set forth in the Offer Notice (the “Remaining Offering Securities”) pursuant to a definitive agreement(s) (the “Public Offering Agreement”), but only upon terms and conditions (including, without limitation, unit prices and interest rates) that are not more favorable to the acquiring Person or Persons or less favorable to the Company than those set forth in the Offer Notice and (B) to publicly announce (x) the execution of such Public Offering Agreement, and (y) either (I) the consummation of the transactions contemplated by such Public Offering Agreement or (II) the termination of such Public Offering Agreement, which shall be filed with the SEC on a Current Report on Form 8-K with such Public Offering Agreement and any documents contemplated therein filed as exhibits thereto.

1.2.4    In the event the Company shall propose to sell less than all the Remaining Offering Securities (any such sale to be in the manner and on the terms specified in Section 1.2.3 above), then the Holder may, at its sole option and in its sole discretion, withdraw its Notice of Acceptance or reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that the Holder elected to purchase pursuant to Section 1.2.2 above multiplied by a fraction, (i) the numerator of which shall be the number or amount of Offered Securities the Company actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to the Holder pursuant to this Section 1.2 prior to such reduction) and (ii) the denominator of which shall be the original amount of the Offered Securities. In the event that the Holder so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to the Holder in accordance with Section 1.2.1 above.

1.2.5    Upon the closing of the issuance, sale or exchange of all or less than all of the Remaining Offering Securities, the Holder shall acquire from the Company, and the Company shall issue to the Holder, the number or amount of Offered Securities specified in its Notice of Acceptance, as reduced pursuant to Section 1.2.4 above if the Holder has so elected, upon the terms and conditions specified in the Offer. The purchase by the Holder of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the Holder of a separate purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to the Holder and its counsel.

1.2.6    Any Offered Securities not acquired by the Holder or other Persons in accordance with this Section 1.2 may not be issued, sold or exchanged until they are again offered to the Holder under the procedures specified in this Agreement.

1.2.7    The Company and the Holder agree that if the Holder elects to participate in the Offer, neither the Public Offering Agreement with respect to such Offer nor any other transaction documents related thereto (collectively, the “Public Offering Documents”) shall include, unless otherwise required or prohibited (as the case may be) by the rules or regulations of the Principal Market or the staff of the Principal Market, (w) any unreasonable representation, warranty, covenant, term or other provision, (x) any representation, warranty, covenant, term or other provision that is less favorable to the Holder than as set forth in the Securities Purchase Agreement, mutatis mutandis, (y) if the Offered Securities to be acquired by the Holder would result in the Holder’s (together with its Attribution Parties (as defined in the Existing Note)) beneficial ownership of Common Stock to exceed the Maximum Percentage (as defined in the Existing Note), the Holder shall be permitted to receive Offered Securities (whether as a Convertible Security (as defined in the Existing Note), Option (as defined in the Existing Note) or otherwise) with a beneficial ownership limitation in the form of Section 3(d) of the Existing Note, mutatis mutandis or (z) any representation, warranty, covenant, term or other provision whereby the Holder shall be required to agree to any restrictions on trading as to any securities of the Company or be required to consent to any amendment to or termination of, or grant any waiver, release or the like under or in connection with, any agreement previously entered into with the Company or any instrument received from the Company.

1.2.8    Notwithstanding anything to the contrary in this Section 1.2 and unless otherwise agreed to by the Holder, the Company shall either confirm in writing to the Holder that the transaction with respect to the Public Offering has been abandoned or shall publicly disclose its intention to issue the Offered Securities, in either case, in such a manner such that the Holder will not be in possession of any material, non-public information, by the fifth (5th) Business Day following delivery of the Offer Notice. If by such fifth (5th) Business Day, no public disclosure regarding a transaction with respect to the Offered Securities has been made, and no notice regarding the abandonment of such transaction has been received by the Holder, such transaction shall be deemed to have been abandoned and the Holder shall not be in possession of any material, non-public information with respect to the Company or any of its Subsidiaries. If the transaction is deemed abandoned under the preceding sentence and the Company later decides to pursue a transaction with respect to the Offered Securities, the Company shall provide the Holder with another Offer Notice and the Holder will again have the right of participation set forth in this Section 1.2.

1.3    Standstill. During the eighteen (18) Trading Day period commencing on, and including, the public filing with the SEC of the registration statement with respect to the Public Offering, the Holder shall not, directly or indirectly, (i) deliver a Conversion Notice (as defined in the Existing Note) or otherwise convert, or request or effect the conversion of all, or any portion, of the Existing Note, (ii) request, accept or effect the issuance of any Conversion Shares (as defined in the Existing Note) with respect thereto or (iii) engage in any short sale, hedging transaction, or coordinated disposition of Conversion Shares (the “Standstill”). For the avoidance of doubt, nothing in this Section 1.3 shall limit the Holder’s rights upon the occurrence of an Event of Default under the Existing Note or the Transaction Documents.

2.	Ratifications; Waivers.

2.1    Ratifications. Except as otherwise expressly provided herein, the Securities Purchase Agreement, and each other Transaction Document, is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that on and after the date hereof: (i) all references in the Securities Purchase Agreement to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import referring to the Securities Purchase Agreement shall mean the Securities Purchase Agreement as amended by this Agreement, and (ii) all references in the other Transaction Documents to the “Securities Purchase Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Securities Purchase Agreement shall mean the Securities Purchase Agreement as amended by this Agreement. Except for the waivers in Section 2.2 below, nothing herein shall amend, modify or waive any term or condition of the Existing Note, which shall remain in full force and effect.

2.2    Limited Waivers. Effective as of the Warrant Repayment Date, the Holder hereby waives, in part, the Transaction Documents (as amended hereby) (the “Waivers”) such that (v) effective as of the date of issuance of the Evergreen Note (as defined below), the definition of “Permitted Indebtedness” in the Existing Note shall include that convertible promissory note (as in effect as of the date hereof, the “Evergreen Note”) issued to Evergreen Capital Management LLC (or an affiliate thereof) prior to the date hereof by the Company pursuant to that certain Securities Purchase Agreement, dated September 4, 2026, as in effect as of the date hereof, (w) the Public Offering shall be an “Excluded Security” as used in the Transaction Documents, (x) the Public Offering shall not be a “Variable Rate Transaction” (as defined in the Transaction Documents) or a “Variable Price Transaction” (as defined in the Transaction Documents), (y) waives Section 7(d) of the Existing Note, which shall have no further force or effect and (z) waives Section 4(s) of the Securities Purchase Agreement, which shall have no further force or effect.

3.    The Closing. Subject to the conditions set forth in Section 4 below, the Repurchase Transaction and the Cancellations (collectively, the “Transactions”) shall take place via the electronic exchange of documents, securities, and signatures, concurrently with the time of consummation of the Public Offering (the “Closing” and the “Closing Date”).

4.	Closing Conditions to the Closing.

4.1    Conditions to the Holder’s Obligations at the Closing. The obligation of the Holder to consummate the Transactions and grant the Waivers is subject to the fulfillment (or waiver, at the sole option of the Holder), to the Holder’s reasonable satisfaction, prior to or at the Closing, of each of the following conditions:

4.1.1    Representations and Warranties. Each and every representation and warranty of the Company set forth herein shall be true and correct in all material respects (except where qualified by materiality or material adverse effect, which shall be true and correct in all respect) as of the date when made and as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date) and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date. The Holder shall have received a certificate, duly executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Holder in the form acceptable to the Holder.

4.1.2    No Actions. No action, proceeding, investigation, regulation, or legislation shall have been instituted, threatened, or proposed before any court, governmental agency or authority or legislative body to enjoin, restrain, prohibit or obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated by this Agreement.

4.1.3    Proceedings and Documents. All proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be satisfactory in substance and form to the Holder, and the Holder shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request. The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the Transactions, including without limitation, those required by the Principal Market (defined hereafter), if any.

4.1.4    No Event of Default. As of the Closing Date, no Event of Default (as defined in the Existing Note) shall have occurred and be continuing (unless waived in writing by the Holder).

4.1.5    Listing. As of the Closing Date, the Common Stock (I) shall be designated for quotation or listed on an Eligible Market (as defined in the Existing Note) and (II) shall not have been suspended.

4.1.6	Additional Deliverables

(a)    The Company shall have delivered to the Holder a certificate evidencing the Company’s good standing issued by the Secretary of State (or comparable office) of the State of Delaware and a certificate of existence from each jurisdiction in which the Company conducts business and is required to qualify to do business as a foreign corporation, as of a date within ten (10) days of the Closing Date.

(b)    The Company shall have delivered to the Holder a certificate, in the form acceptable to the Holder, executed by the secretary or other executive officer of the Company and dated as of the Closing Date, as to the validity and effectiveness of, and attaching (i) the resolutions consistent with Section 6.1.2 below as adopted by the Company’s board of directors in a form reasonably acceptable to the Holder, (ii) a copy of the Certificate of Incorporation of the Company, (iii) the Bylaws (as defined below) of the Company, and (iv) the incumbency of the officers authorized to execute this Agreement, each as in effect at the Closing.

4.2   Condition’s to the Company’s Obligations to the Closing. The obligation of the Company to consummate the Transactions is subject to the fulfillment (or waiver, at the sole option of the Company), to the Company’s reasonable satisfaction, prior to or at the Closing, of each of the following conditions:

4.2.1    Representations and Warranties. The representations and warranties of the Holder set forth herein shall be true and correct in all material respects as of the date when made and as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date), and the Holder shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Holder at or prior to the Closing Date.

4.2.2    No Actions. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or authority or legislative body to enjoin, restrain, prohibit, or obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated by this Agreement.

4.2.3    Proceedings and Documents. All proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be satisfactory in substance and form to the Company and the Company shall have received all such counterpart originals or certified or other copies of such documents as the Company may reasonably request.

5.	Ratifications; Payment; Effective Time.

Legal Fee Payment. On or prior to the Closing Date, the Company shall pay, in U.S. dollars and immediately available funds, the Legal Fee Amount (as defined below) to Kelley Drye & Warren LLP.

Effective Time. This Agreement shall be deemed to be effective (the “Effective Time”) upon the time of full execution and delivery by the parties hereto of this Agreement and the other Repurchase Documents.

6.	Representations and Warranties.

6.1    Representations and Warranties of the Company. The Company represents and warrants to the Holder as of the date hereof and as of the Closing Date as follows:

6.1.1    Organization and Qualification. Each of the Company and each of its Subsidiaries are entities duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authority to own their properties and to carry on their business as now being conducted and as presently proposed to be conducted. Each of the Company and each of its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect (as defined below). As used in this Agreement, “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) or prospects of the Company or any Subsidiary, individually or taken as a whole, (ii) the transactions contemplated hereby or in any of the other Repurchase Documents or (iii) the authority or ability of the Company or any of its Subsidiaries to perform any of their respective obligations under any of the Repurchase Documents (as defined below). Other than the Persons (as defined below) listed in the SEC Documents, the Company has no Subsidiaries. “Subsidiaries” means any Person in which the Company, directly or indirectly, (I) owns any of the outstanding capital stock or holds any equity or similar interest of such Person or (II) controls or operates all or any part of the business, operations or administration of such Person, and each of the foregoing, is individually referred to herein as a “Subsidiary.” For purposes of this Agreement, (x) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and any Governmental Entity or any department or agency thereof and (y) “Governmental Entity” means any nation, state, county, city, town, village, district, or other political jurisdiction of any nature, federal, state, local, municipal, foreign, or other government, governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal), multi-national organization or body; or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature or instrumentality of any of the foregoing, including any entity or enterprise owned or controlled by a government or a public international organization or any of the foregoing.

6.1.2    Authorization and Binding Obligation. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by the Repurchase Documents and to consummate the Transaction. The execution and delivery of the Repurchase Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, has been duly authorized by the Company’s Board of Directors and no further filing, consent, or authorization is required by the Company, its Board of Directors or its stockholders. This Agreement and the other Repurchase Documents have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities laws.

6.1.3    No Conflict. The execution, delivery and performance of the Repurchase Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) result in a violation of the Certificate of Incorporation or any other organizational documents of the Company or any of its Subsidiaries, any capital stock of the Company or any of its Subsidiaries or Bylaws of the Company or any of its Subsidiaries, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and regulations and the rules and regulations of the Nasdaq Capital Market (the “Principal Market”) and including all applicable federal laws, rules and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Company to perform its obligations hereunder.

6.1.4    No Consents. Neither the Company nor any Subsidiary is required to obtain any consent from, authorization or order of, or make any filing or registration with any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its respective obligations under or contemplated by the Repurchase Documents, in each case, in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company or any Subsidiary is required to obtain pursuant to the preceding sentence have been or will be obtained or effected on or prior to the Closing Date, except for any stockholder approval required, which shall be obtained, as otherwise provided in this Agreement, and neither the Company nor any of its Subsidiaries are aware of any facts or circumstances which might prevent the Company or any of its Subsidiaries from obtaining or effecting any of the registration, application or filings contemplated by the Repurchase Documents. Except as disclosed in the SEC Documents, the Company is not in violation of the requirements of the Principal Market and has no knowledge of any facts or circumstances which would reasonably lead to delisting or suspension of the Common Stock in the foreseeable future.

6.1.5    Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided the Holder or its agents or counsel with any information that constitutes or would reasonably be expected to constitute material, non-public information concerning the Company or any of its Subsidiaries, other than the existence of the transactions contemplated by this Agreement and the other Repurchase Documents. The Company understands and confirms that the Holder will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to the Holder regarding the Company and its Subsidiaries, their businesses and the transactions contemplated hereby, including the schedules to this Agreement, furnished by or on behalf of the Company or any of its Subsidiaries is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, liabilities, prospects, operations (including results thereof) or conditions (financial or otherwise), which, under applicable law, rule or regulation, requires public disclosure at or before the date hereof or announcement by the Company but which has not been so publicly announced or disclosed.

6.2    Holder’s Representations and Warranties. As a material inducement to the Company to enter into this Agreement and consummate the Transaction, the Holder represents and warrants with and to the Company as of the date hereof and as of the Closing Date as follows:

6.2.1    Validity; Enforcement. This Agreement and the Repurchase Documents to which the Holder is a party have been duly and validly authorized, executed and delivered on behalf of the Holder and shall constitute the legal, valid and binding obligations of the Holder enforceable against the Holder in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

6.2.2    No Conflicts. The execution, delivery and performance by the Holder of this Agreement and the Repurchase Documents to which the Holder is a party, and the consummation by the Holder of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Holder or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Holder is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Holder, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Holder to perform its obligations hereunder.

6.2.3    Ownership of Existing Note and the Existing Warrants. The Holder owns the Existing Note and the Existing Warrants free and clear of any Liens (other than the obligations pursuant to this Agreement and applicable securities laws).

7.      Disclosure of Transaction. The Company shall, on or before 9:30 a.m., New York City Time, on or prior to the first business day after the date of this Agreement, file a Current Report on Form 8-K describing the terms of the transactions contemplated hereby in the form required by the 1934 Act and attaching the forms of this Agreement as an exhibit to such filing (including all attachments, the “8-K Filing”). From and after the filing of the 8-K Filing, the Company shall have disclosed all material, non-public information (if any) provided up to such time to the Holder by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents. In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement with respect to the transactions contemplated by the Repurchase Documents or as otherwise disclosed in the 8-K Filing, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and any of the Holder or any of their affiliates, on the other hand, shall terminate. Neither the Company, its Subsidiaries nor the Holder shall issue any press releases or any other public statements with respect to the transactions contemplated hereby, without the written prior approval of the other party; provided, however, the Company shall be entitled, without the prior approval of the Holder, to make a press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith or (ii) as is required by applicable law and regulations (provided that in the case of clause (i) the Holder shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of the Holder (which may be granted or withheld in the Holder’s sole discretion), except as required by applicable law, the Company shall not (and shall cause each of its Subsidiaries and affiliates to not) disclose the name of the Holder in any filing, announcement, release or otherwise.

8.      Fees. The Company shall reimburse Kelley Drye & Warren, LLP (counsel to the lead Holder) in an aggregate non-accountable amount of $20,000 (the “Legal Fee Amount”) for costs and expenses incurred by it in connection with drafting and negotiation of the Repurchase Documents. Each party to this Agreement shall bear its own expenses in connection with the structuring, documentation, negotiation and closing of the transactions contemplated hereby, except as provided in the previous sentence and except that the Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, transfer agent fees, Depository Trust Company (“DTC”) fees relating to or arising out of the transactions contemplated hereby.

9.	Miscellaneous.

9.1   Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

9.2   Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any jurisdictions other than the State of Delaware. Each party hereby irrevocably submits to the exclusive jurisdiction of the state or federal courts sitting in Wilmington, Delaware, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

9.3    Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

9.4   Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon delivery, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party) or by electronic mail; or (iii) one Trading Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses, facsimile numbers and e-mail addresses for such communications shall be as set forth on the signature pages attached hereto or to such other address, facsimile number and/or e-mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine or e-mail containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

9.5    for any finders’ fee or commission in connection with this Transaction, including, without limitation any commission or other remuneration, paid or given directly or indirectly for soliciting any of the Transactions. The Company shall indemnify and hold harmless the Holder from any liability for any commission or compensation described in this Section 9.5 (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

9.6    Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holder.

9.7    Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

9.8    Entire Agreement. This Agreement together with the other Repurchase Documents, represents the entire agreement and understandings between the parties concerning the Transactions and the other matters described herein and therein and supersedes and replaces any and all prior agreements and understandings solely with respect to the subject matter hereof and thereof. Except as expressly set forth herein, nothing herein shall amend, modify or waive any term or condition of the other Repurchase Documents.

9.9    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9.10   Interpretation. Unless the context of this Agreement clearly requires otherwise, (a) references to the plural include the singular, the singular the plural, the part the whole, (b) references to any gender include all genders, (c) “including” has the inclusive meaning frequently identified with the phrase “but not limited to” and (d) references to “hereunder” or “herein” relate to this Agreement.

9.11    No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

9.12    Survival. The representations, warranties and covenants of the Company and the Holder contained herein shall survive the consummation of the Transactions.

9.13   Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

9.14    No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

9.15    Termination. If the Closing Date shall not have occurred on or prior to the November 19, 2026 (or such later date as the Company and the Holder shall mutually agree in writing (which may be an e-mail)), this Agreement shall automatically terminate, ab initio, and shall have no further force or effect.

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IN WITNESS WHEREOF, Holders and the Company have executed this Agreement as of the date set forth on the first page of this Agreement.

COMPANY:

BANZAI INTERNATIONAL, INC.

By:	/s/ Joseph Davy
Name: Joseph Davy
Title: Chief Executive Officer

Address: 435 Ericksen Ave, Suite 250

Bainbridge Island, WA 98110

IN WITNESS WHEREOF, Holders and the Company have executed this Agreement as of the date set forth on the first page of this Agreement.

Wire Instructions for Repurchase Transaction:	HOLDER:
[*]
By: [*]
[*]
[*]	By: [*]
[*]	Name: [*]
Routing #: [*]	Title: [*]
Account name: [*]
Account #: [*]

Address: [*]